Exhibit 99.1

January 29, 2019
Phoenix, Arizona

Knight-Swift Transportation Holdings Inc. Reports Fourth Quarter 2018 Revenue and Earnings
Knight-Swift Transportation Holdings Inc. (NYSE: KNX) ("Knight-Swift"), North America's largest truckload transportation company, today reported fourth quarter 2018 net income attributable to Knight-Swift of $151.7 million and Adjusted Net Income Attributable to Knight-Swift of $162.9 million. Our GAAP earnings per diluted share were $0.86 for the fourth quarter of 2018, compared to $2.50 for the fourth quarter of 2017. Included in the fourth quarter 2017 results was an income tax benefit of $364.2 million (or $2.03 per diluted share), representing management's estimate of the net impact of the Tax Cuts and Jobs Act enacted during that quarter.
Our Adjusted EPS was $0.93 for the fourth quarter of 2018, compared to $0.52 for the fourth quarter of 2017.

Key Financial Highlights
We are pleased with our fourth quarter 2018 results and the progress made across all of our reportable segments. Our trucking segments, which include Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated, operated on a combined basis at an 80.9% Adjusted Operating Ratio. Swift's average operational tractor count remained stable during the fourth quarter at 14,737. The Swift Truckload segment's profitability significantly improved, achieving a 75.9% Adjusted Operating Ratio, while Swift's other reportable segments also achieved meaningful improvement on a year-over-year basis. The Knight Trucking segment continued to operate efficiently with an Adjusted Operating Ratio of 78.1%. Our asset-light businesses, which include Knight Brokerage, Knight Intermodal, Swift Logistics, and Swift Intermodal, together operated at an 89.3% Adjusted Operating Ratio during the fourth quarter of 2018.

	Quarter Ended December 31, (1)
	2018	2017	Change
	(Dollars in thousands, except per share data)
Total revenue	$1,394,640	$1,359,420	2.6%
Revenue, excluding fuel surcharge	$1,242,625	$1,218,188	2.0%
Operating income	$206,777	$143,771	43.8%
Adjusted Operating Income (2)	$221,658	$156,112	42.0%
Net income attributable to Knight-Swift	$151,696	$447,564	(66.1)%
Adjusted Net Income Attributable to Knight-Swift (2)	$162,856	$94,002	73.2%
Earnings per diluted share	$0.86	$2.50	(65.6)%
Adjusted EPS (2)	$0.93	$0.52	78.8%
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(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Dividend — The company previously announced a quarterly cash dividend of $0.06 per share to stockholders of record on December 3, 2018, which was paid on December 27, 2018.
Revenue — Total revenue increased 2.6% for the fourth quarter of 2018 from the fourth quarter of 2017. Revenue, excluding fuel surcharge, increased 2.0% for the fourth quarter of 2018 from the fourth quarter of 2017. The year-over-year increase was largely driven by improvements in average revenue per tractor and growth in our asset-light businesses.

Operating Income — Operating income increased 43.8% to $206.8 million for the fourth quarter of 2018 from $143.8 million for the fourth quarter of 2017. Adjusted Operating Income increased 42.0% to $221.7 million for the fourth quarter of 2018 from $156.1 million for the fourth quarter of 2017. This was primarily driven by increased revenue per tractor, improved safety results, and improved cost control.
Income Taxes — The fourth quarter 2018 effective tax rate was 25.0%, compared to 24.6% in the third quarter of 2018. We expect the full-year 2019 effective tax rate to be in the range of 25.0% to 26.0% before discrete items.

Segment Financial Performance
Comparability — For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

Trucking Segments — Our asset-based trucking services include dry van, refrigerated, dedicated, drayage, flatbed, and cross-border transportation through our Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated reportable segments. During the fourth quarter of 2018, the trucking segments together comprised 18,828 average operational tractors, and operated on a combined basis at an 80.9% Adjusted Operating Ratio, compared to an 85.8% Adjusted Operating Ratio during the fourth quarter of 2017.
Our efforts throughout 2018 resulted in the continued stabilization of the Swift tractor fleet, which had an average operational tractor count of 14,737 during the fourth quarter of 2018, compared to 14,769 during the third quarter of 2018.
After experiencing a strong freight market in the fourth quarter of 2018, which supported increases in both contract and non-contract rates, we are experiencing typical seasonality thus far in the first quarter of 2019. We expect contract rate improvements to continue in 2019, but at a slower pace than in 2018. We continue to see opportunities in our trucking segments to improve yields, increase revenue per tractor, and enhance our ability to source and retain drivers without compromising our commitment to improve safety.

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Knight Trucking:
Revenue, excluding fuel surcharge and intersegment transactions	$260,780	$215,434	21.0%
Operating income	$55,184	$37,695	46.4%
Adjusted Operating Income (1)	$57,173	$39,595	44.4%
Operating ratio	81.5%	84.6%	(310	bps)
Adjusted Operating Ratio (1)	78.1%	81.6%	(350	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the fourth quarter of 2018, the Knight Trucking segment produced an Adjusted Operating Ratio of 78.1% compared to 81.6% for the same quarter last year, resulting in a 44.4% improvement in Adjusted Operating Income. The strong freight market and tight capacity supported increases in both contract and non-contract rates throughout the quarter. Revenue, excluding fuel surcharge and intersegment transactions increased 21.0%, as a result of a 12.2% increase in average revenue per tractor and a 7.9% increase in average tractor count (fourth quarter 2018 results include Abilene, which was acquired on March 16, 2018). The improvement in average revenue per tractor was driven by an 11.1% increase in revenue per loaded mile, excluding fuel surcharge and intersegment transactions, and a 1.9% improvement in miles per tractor.

2

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Swift Truckload:
Revenue, excluding fuel surcharge	$377,416	$434,688	(13.2	) %
Operating income	$90,814	$66,957	35.6%
Operating ratio	78.8%	86.4%	(760	bps)
Adjusted Operating Ratio (1)	75.9%	84.6%	(870	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
During the fourth quarter of 2018, the Swift Truckload segment produced an Adjusted Operating Ratio of 75.9% compared to 84.6% for the same quarter last year, resulting in a 35.6% improvement in operating income. The significant year-over-year improvement was driven by a 5.9% increase in average revenue per tractor, improved safety results, and cost control. We have emphasized improving revenue per tractor over the last year, which has led to a change in our freight mix and 9.3% fewer miles per tractor.

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Swift Dedicated:
Revenue, excluding fuel surcharge	$149,916	$144,642	3.6%
Operating income	$24,240	$19,461	24.6%
Operating ratio	85.7%	88.0%	(230	bps)
Adjusted Operating Ratio (1)	83.8%	86.5%	(270	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio improved 270 basis points in the Swift Dedicated segment to 83.8% in the fourth quarter of 2018, compared to 86.5% in the fourth quarter of 2017, resulting in a 24.6% increase in operating income. The year-over-year improvement was predominately related to a 9.4% increase in our revenue per loaded mile, excluding fuel surcharge, and a 3.4% increase in average operational tractors for the fourth quarter of 2018, compared to the same quarter last year.

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Swift Refrigerated:
Revenue, excluding fuel surcharge	$181,830	$186,595	(2.6	) %
Operating income	$13,080	$13,199	(0.9	) %
Operating ratio	93.5%	93.6%	(10	bps)
Adjusted Operating Ratio (1)	92.8%	92.9%	(10	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio within the Swift Refrigerated segment for the fourth quarter of 2018 remained relatively flat compared to the fourth quarter of 2017, and improved 280 basis points compared to the third quarter of 2018. Revenue per loaded mile, excluding fuel surcharge, increased 10.5% in the fourth quarter of 2018, compared to the fourth quarter of 2017, and loaded miles per tractor decreased 10.4%. We made sequential Adjusted Operating Ratio improvements in the third quarter and fourth quarter of 2018 in both the over-the-road and dedicated businesses within this segment, and we continue to refine our strategy to improve profitability in 2019.

3

Knight Logistics Segment — Our Knight Logistics segment consists of brokerage, intermodal, and other logistics services.

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Knight Logistics:
Revenue, excluding intersegment transactions	$97,202	$65,899	47.5%
Operating income	$8,411	$3,923	114.4%
Adjusted Operating Income (1)	$9,021	$3,923	130.0%
Operating ratio	91.5%	94.2%	(270	bps)
Adjusted Operating Ratio (1)	90.7%	94.0%	(330	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
Adjusted Operating Ratio in the Knight Logistics segment improved to 90.7% in the fourth quarter of 2018 from 94.0% in the fourth quarter of 2017. Revenue, excluding intersegment transactions, increased by 47.5%, contributing to a 130.0% improvement in Adjusted Operating Income. Brokerage revenue increased by 56.0% in the fourth quarter of 2018, when compared to the same quarter in 2017, as load volumes increased 56.9% and revenue per load decreased 0.6%. Brokerage gross margin percentage for the quarter increased by 50 basis points to 16.8% on a year-over-year basis.
Swift Intermodal Segment — This segment includes revenue generated by moving freight over the rail in Swift's containers and other trailing equipment, combined with revenue for drayage to transport loads between the railheads and customer locations.

	Quarter Ended December 31,
	2018	2017	Change
	(Dollars in thousands)
Swift Intermodal:
Revenue, excluding fuel surcharge	$111,511	$91,861	21.4%
Operating income	$12,672	$4,581	176.6%
Operating ratio	90.3%	95.7%	(540	bps)
Adjusted Operating Ratio (1)	88.6%	95.0%	(640	bps)
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(1)	See GAAP to non-GAAP reconciliation in the schedules following this release.
We continued to see meaningful improvement in our operating profitability within our Swift Intermodal segment during the fourth quarter of 2018, as a result of our focus on improving our revenue per load, while executing on cost control. Our fourth quarter Adjusted Operating Ratio improved 640 basis points to 88.6%, compared to 95.0% for the fourth quarter of 2017, resulting in a 176.6% increase in operating income. On a year-over-year basis, improvements were largely due to a 14.1% increase in revenue per container, excluding fuel surcharge for the fourth quarter of 2018, compared to the fourth quarter of 2017. Average revenue per load increased by 23.1%, which was partially offset by a 1.4% decrease in load counts for the fourth quarter of 2018, compared to the fourth quarter of 2017.

4

Segment Realignment — As of the date of this release, management is re-assessing the presentation of the Company's segment information, which we expect to recast during the first quarter of 2019. Once finalized, the Company will provide recast historical financial results on Knight-Swift's investor website and will file a corresponding Form 8-K with the SEC. Based on management's preliminary assessment, we expect that beginning in the first quarter of 2019, we will present three reportable segments, as follows:

•	The Trucking Segment will include the results of the previously-reported Knight Trucking, Swift Truckload, Swift Dedicated, and Swift Refrigerated segments.

•
The Logistics Segment will include the results of the Knight brokerage and Swift logistics businesses which were previously included within the Knight Logistics and Swift non-reportable segments, respectively.

•
The Intermodal segment will include the results of the previously-reported Swift Intermodal segment and the results of the Knight intermodal business, which was previously included in the Knight Logistics Segment.

We expect our non-reportable segments will continue to include support services that Swift's subsidiaries provide to customers and independent contractors (including repair and maintenance shop services, equipment leasing, and insurance), as well as certain Swift legal settlements and accruals, amortization of intangibles related to the 2017 Merger, and certain other corporate expenses. Additionally, we expect our non-reportable segments will include Knight's equipment leasing and warranty services to independent contractors, warehousing activities, and trailer parts manufacturing, which were previously reported within the Knight Logistics segment.

Consolidated Liquidity, Capital Resources, and Earnings Guidance

Cash Flow Sources (Uses) (1)

	Year Ended December 31,
	2018	2017	Change
	(In thousands)
Net cash provided by operating activities	$881,977	$322,590	$559,387
Net cash used in investing activities	(647,292)	(204,263)	(443,029)
Net cash (used in) provided by financing activities	(255,442)	24,000	(279,442)
Net (decrease) increase in cash, restricted cash, and equivalents (2)	$(20,757)	$142,327	$(163,084)
Net capital expenditures	$(530,176)	$(304,460)	$(225,716)
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(1)
For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited), in the schedules following this release.

(2)
"Net (decrease) increase in cash, restricted cash, and equivalents" is derived from changes within "Cash and cash equivalents," "Cash and cash equivalents – restricted," and the long-term portion of restricted cash included in "Other long-term assets" in the consolidated balance sheets.

Liquidity and Capitalization — As of December 31, 2018, we had $666.1 million of unrestricted cash and available liquidity, $5.5 billion of stockholders' equity, and $847.4 million in face value of net debt.
During 2018, we generated $882.0 million in operating cash flows. We invested $530.2 million in net capital expenditures and $103.2 million for the acquisition of Abilene Motor Express, while paying down $47.5 million in net debt and reducing our off-balance sheet lease obligations by over $300 million*. We also repurchased $179.3 million of our common stock and returned $42.8 million in quarterly dividends to our stockholders during the year. We remain committed to a strong capital structure, which we believe will position us for long-term success and enable us to pursue further opportunities for organic growth and growth through acquisition.
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*Our calculation of the reduction in off-balance sheet lease obligations is based on management's estimated value of off-balance sheet operating leases as if they were capital leases. This number is used by management for analysis purposes only and does not purport to be calculated in the same manner or intended for the same purpose as the calculation of future minimum lease payments under United States generally accepted accounting principles.

5

Equipment and Capital Expenditures — Gain on sale of revenue equipment was $9.4 million in the fourth quarter of 2018, compared to $6.4 million in the same quarter of 2017. A year-over-year increase in the volume of tractor sales, as well as better pricing on the sale of tractors and trailers, contributed to the improvement in our gain on sale of revenue equipment, as we focused on right-sizing our trailer-to-tractor ratio. Capital expenditures, net of disposal proceeds, were $178.0 million in the fourth quarter of 2018, while the average ages of the Knight and Swift tractor fleets were 2.5 years and 2.2 years, respectively.
We expect that net capital expenditures will be in the range of $550.0 – $575.0 million for full-year 2019, primarily representing replacements of existing tractors and trailers, as well as investment in our terminal network and driver amenities. We plan to continue funding purchases primarily with cash and financing through our revolver and rely less on leasing.
Guidance — As previously announced, our expected Adjusted EPS range for the first quarter of 2019 is $0.52 to $0.55 and our expected Adjusted EPS range for the second quarter of 2019 is $0.62 to $0.66. Our expected Adjusted EPS range for the first and second quarters of 2019 is based on the current truckload market, recent trends, and the current beliefs, assumptions, and expectations of management (including those referenced in the fourth quarter 2018 earnings presentation posted on our website). Adjusted EPS reflects US GAAP diluted earnings per share after adding back the after-tax impact of intangible amortization expense, impairments, and severance expense associated with certain organizational changes at Swift.
The factors described under "Forward-Looking Statements," among others, could cause actual results to materially vary from this guidance. Further, we cannot estimate on a forward-looking basis, the impact of certain income and expense items on our earnings per share, because these items, which could be significant, may be infrequent, are difficult to predict, and may be highly variable. As a result, we do not provide a corresponding GAAP measure for, or reconciliation to, our Adjusted EPS guidance.

Other Information

About Knight-Swift
Knight-Swift Transportation Holdings Inc. is a provider of multiple truckload transportation and logistics services using a nationwide network of business units and terminals in the United States to serve customers throughout North America. In addition to operating the country's largest tractor fleet, Knight-Swift also contracts with third-party equipment providers to provide a broad range of truckload services to its customers while creating quality driving jobs for our driving associates and successful business opportunities for independent contractors.

Investor Relations Contact Information
David A. Jackson, President and Chief Executive Officer, or Adam W. Miller, Chief Financial Officer: (602) 606-6349

Forward-Looking Statements
This press release contains statements that may constitute forward-looking statements, which are based on information currently available, usually identified by words such as "anticipates," "believes," "estimates," "plans,'' "projects," "expects," "hopes," "intends," "strategy," ''focus," "outlook," "will," 'is," "could," "should," "may," "continue," or similar expressions, which speak only as of the date the statement was made. Such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical or current fact, are statements that could be deemed forward-looking statements, including without limitation: any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items; any statement of plans, strategies, and objectives of management for future operations; any statements concerning proposed acquisition plans, new services or developments; any statements regarding future economic conditions or performance; and any statements of belief and any statement of assumptions underlying any of the foregoing.  In this press release, such statements include, but are not limited to, statements concerning:

•	any projections of or guidance regarding earnings, earnings per share, revenues, cash flows, dividends, capital expenditures, or other financial items,

•	any statement of plans, strategies, and objectives of management for future operations,

•	any statements concerning proposed acquisition plans, new services, or developments,

•	any statements regarding future economic or industry conditions or performance, and

•	any statements of belief and any statements of assumptions underlying any of the foregoing.

6

Such forward-looking statements are inherently uncertain, and are based upon the current beliefs, assumptions, and expectations of management and current market conditions, which are subject to significant risks and uncertainties as set forth in the Risk Factors section of Knight-Swift's Annual Report on Form 10-K for the year ended December 31, 2017, and Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, and various disclosures in our press releases, stockholder reports, and other filings with the SEC. The following factors, among others, could cause actual results to differ materially from those in forward-looking statements:

•	the ability of our infrastructure to support future growth, whether we grow organically or through potential acquisitions,

•	the future impact of the 2017 Merger, including achievement of anticipated synergies,

•	future reportable and non-reportable segments,

•	the flexibility of our model to adapt to market conditions,

•	our ability to recruit and retain qualified driving associates,

•	future safety performance,

•	future dedicated and refrigerated performance,

•	our ability to gain market share,

•	our ability and desire to expand our brokerage and intermodal operations,

•	future equipment prices, our equipment purchasing plans, and our equipment turnover (including expected tractor trade-ins),

•	our ability to sublease equipment to independent contractors,

•	the impact of pending legal proceedings,

•	the expected freight environment, including freight demand and volumes,

•	economic conditions, including future inflation and consumer spending,

•	our ability to obtain favorable pricing terms from vendors and suppliers,

•	expected liquidity and methods for achieving sufficient liquidity,

•	future fuel prices,

•	future expenses and our ability to control costs,

•	future third-party service provider relationships and availability,

•	future contracted pay rates with independent contractors and compensation arrangements with driving associates,

•	our expected need or desire to incur indebtedness,

•	expected sources of liquidity for capital expenditures and allocation of capital,

•	expected capital expenditures,

•	future mix of owned versus leased revenue equipment,

•	future asset utilization,

•	future capital requirements,

•	future return on capital,

•	future tax rates,

•	our intention to pay dividends in the future,

•	future share repurchases,

•	future trucking industry capacity,

•	future rates,

•	future depreciation and amortization,

•	expected tractor and trailer fleet age,

•	political conditions and regulations, including trade regulation, quotas, duties or tariffs and any future changes to the foregoing, and

•	future purchased transportation expense.

7

Financial Statements

Condensed Consolidated Income Statements (Unaudited) (1)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(In thousands, except per share data)
Revenue:
Revenue, excluding fuel surcharge	$1,242,625	$1,218,188	$4,725,288	$2,179,873
Fuel surcharge	152,015	141,232	618,778	245,580
Total revenue	1,394,640	1,359,420	5,344,066	2,425,453
Operating expenses:
Salaries, wages, and benefits	380,874	371,699	1,495,126	688,543
Fuel	151,380	143,704	621,997	274,956
Operations and maintenance	79,967	85,791	340,627	164,307
Insurance and claims	50,387	57,217	215,362	95,199
Operating taxes and licenses	22,971	22,705	90,778	40,544
Communications	5,128	6,566	20,911	10,691
Depreciation and amortization of property and equipment	100,186	91,453	387,505	193,733
Amortization of intangibles	10,693	10,468	42,584	13,372
Rental expense	37,022	56,285	177,406	74,224
Purchased transportation	328,970	349,755	1,318,303	594,113
Impairments	2,798	98	2,798	16,844
Miscellaneous operating expenses	17,487	19,908	61,626	41,781
Merger-related costs	—	—	—	16,516
Total operating expenses	1,187,863	1,215,649	4,775,023	2,224,823
Operating income	206,777	143,771	569,043	200,630
Interest income	1,009	648	3,200	1,207
Interest expense	(8,746)	(6,738)	(30,170)	(8,686)
Other income, net	3,478	678	9,965	558
Other (expense) income, net	(4,259)	(5,412)	(17,005)	(6,921)
Income before income taxes	202,518	138,359	552,038	193,709
Income tax expense (benefit)	50,573	(309,502)	131,389	(291,716)
Net income	151,945	447,861	420,649	485,425
Net income attributable to noncontrolling interest	(249)	(297)	(1,385)	(1,133)
Net income attributable to Knight-Swift	$151,696	$447,564	$419,264	$484,292

Earnings per share:
Basic	$0.87	$2.52	$2.37	$4.38
Diluted	$0.86	$2.50	$2.36	$4.34

Dividends declared per share:	$0.06	$0.06	$0.24	$0.24

Weighted average shares outstanding:
Basic	174,646	177,920	177,018	110,657
Diluted	175,617	179,106	177,999	111,697
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(1)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction. The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

8

Condensed Consolidated Balance Sheets (Unaudited) (1)

	December 31, 2018	December 31, 2017
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$82,486	$76,649
Cash and cash equivalents – restricted	46,888	73,657
Restricted investments, held-to-maturity, amortized cost	17,413	22,232
Trade receivables, net of allowance for doubtful accounts of $16,355 and $14,829, respectively	616,830	574,265
Prepaid expenses	67,011	58,525
Assets held for sale	39,955	25,153
Income tax receivable	6,943	55,114
Other current assets	29,706	37,612
Total current assets	907,232	923,207
Property and equipment, net	2,612,837	2,384,221
Goodwill	2,919,176	2,887,867
Intangible assets, net	1,420,919	1,440,903
Other long-term assets	51,721	47,244
Total assets	$7,911,885	$7,683,442

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$117,883	$119,867
Accrued payroll and purchased transportation	126,464	107,017
Accrued liabilities	151,500	186,379
Claims accruals – current portion	160,044	147,285
Capital lease obligations and long-term debt – current portion	58,672	49,002
Total current liabilities	614,563	609,550
Revolving line of credit	195,000	125,000
Long-term debt – less current portion	364,590	364,771
Capital lease obligations – less current portion	71,248	127,132
Accounts receivable securitization	239,606	305,000
Claims accruals – less current portion	201,327	206,144
Deferred tax liabilities	739,538	679,077
Other long-term liabilities	23,294	26,398
Total liabilities	2,449,166	2,443,072
Stockholders’ equity:
Common stock	1,728	1,780
Additional paid-in capital	4,242,369	4,219,214
Retained earnings	1,216,852	1,016,738
Total Knight-Swift stockholders' equity	5,460,949	5,237,732
Noncontrolling interest	1,770	2,638
Total stockholders’ equity	5,462,719	5,240,370
Total liabilities and stockholders’ equity	$7,911,885	$7,683,442
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(1)	The reported balances include the balances of Abilene as of December 31, 2018.

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Segment Operating Statistics (Unaudited)

	Quarter Ended December 31,				Year Ended December 31,
	2018	2017	Change		2018	2017	Change
Knight Trucking (4)
Average revenue per tractor (1)	$53,791	$47,949	12.2%		$207,682	$174,553	19.0%
Non-paid empty miles percentage	14.2%	13.4%	80	bps	13.7%	12.9%	80	bps
Average length of haul (miles)	516	466	10.7%		506	483	4.8%
Average tractors	4,848	4,493	7.9%		4,787	4,570	4.7%
Average trailers	14,136	12,388	14.1%		13,575	12,383	9.6%

Swift Truckload (5)
Average revenue per tractor (3)	$53,112	$50,174	5.9%		$194,987	$183,872	6.0%
Non-paid empty miles percentage	14.4%	13.6%	80	bps	13.2%	12.0%	120	bps
Average length of haul (miles)	606	598	1.3%		584	604	(3.3%)
Average tractors	7,106	8,664	(18.0%)		7,484	9,419	(20.5%)
Average trailers	28,492	34,715	(17.9%)		30,223	35,151	(14.0%)

Swift Dedicated (5)
Average revenue per tractor (3)	$47,577	$47,449	0.3%		$186,915	$184,901	1.1%
Non-paid empty miles percentage	18.3%	17.1%	120	bps	18.8%	18.2%	60	bps
Average length of haul (miles)	197	197	—%		189	192	(1.6%)
Average tractors	3,151	3,048	3.4%		3,058	3,089	(1.0%)
Average trailers	13,158	14,500	(9.3%)		14,328	14,771	(3.0%)

Swift Refrigerated (5)
Average revenue per tractor (3)	$48,840	$49,321	(1.0%)		$190,950	$195,413	(2.3%)
Non-paid empty miles percentage	7.4%	7.0%	40	bps	7.2%	7.3%	(10	bps)
Average length of haul (miles)	399	394	1.3%		400	406	(1.5%)
Average tractors	3,723	3,783	(1.6%)		3,826	3,558	7.5%
Average trailers	3,396	4,207	(19.3%)		3,638	4,322	(15.8%)

Knight Logistics (4)
Revenue per load – Brokerage only (2)	$1,553	$1,562	(0.6%)		$1,545	$1,357	13.9%
Gross margin – Brokerage only	16.8%	16.3%	50	bps	16.0%	15.4%	60	bps

Swift Intermodal (5)
Average revenue per load (3)	$2,316	$1,882	23.1%		$2,072	$1,862	11.3%
Load count	48,142	48,818	(1.4%)		192,290	180,064	6.8%
Average tractors	714	529	35.0%		640	513	24.8%
Average containers	9,706	9,122	6.4%		9,330	9,127	2.2%
____________

(1)	Computed with revenue, excluding fuel surcharge and intersegment transactions

(2)	Computed with revenue, excluding intersegment transactions

(3)	Computed with revenue, excluding fuel surcharge

(4)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(5)	The reported results for Swift's operating statistics include full-year activity for 2017.

10

Non-GAAP Financial Measures and Reconciliations
The terms "Adjusted Net Income Attributable to Knight-Swift," "Adjusted Operating Income," "Adjusted EPS," and "Adjusted Operating Ratio," as we define them, are not presented in accordance with GAAP. These financial measures supplement our GAAP results in evaluating certain aspects of our business. We believe that using these measures improves comparability in analyzing our performance because they remove the impact of items from our operating results that, in our opinion, do not reflect our core operating performance. Management and the board of directors focus on Adjusted Net Income Attributable to Knight-Swift, Adjusted EPS, and Adjusted Operating Ratio as key measures of our performance, all of which are reconciled to the most comparable GAAP financial measures and further discussed below. We believe our presentation of these non-GAAP financial measures is useful because it provides investors and securities analysts the same information that we use internally for purposes of assessing our core operating performance.
Adjusted Net Income Attributable to Knight-Swift, Adjusted Operating Income, Adjusted EPS, and Adjusted Operating Ratio are not substitutes for their comparable GAAP financial measures, such as net income, cash flows from operating activities, operating margin, or other measures prescribed by GAAP. There are limitations to using non-GAAP financial measures. Although we believe that they improve comparability in analyzing our period to period performance, they could limit comparability to other companies in our industry if those companies define these measures differently. Because of these limitations, our non-GAAP financial measures should not be considered measures of income generated by our business or discretionary cash available to us to invest in the growth of our business. Management compensates for these limitations by primarily relying on GAAP results and using non-GAAP financial measures on a supplemental basis.

Non-GAAP Reconciliation (Unaudited):
Adjusted Operating Income and Adjusted Operating Ratio (1) (2)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$1,394,640	$1,359,420	$5,344,066	$2,425,453
Total operating expenses	(1,187,863)	(1,215,649)	(4,775,023)	(2,224,823)
Operating income	$206,777	$143,771	$569,043	$200,630
Operating ratio	85.2%	89.4%	89.4%	91.7%

Non-GAAP Presentation
Total revenue	$1,394,640	$1,359,420	$5,344,066	$2,425,453
Fuel surcharge	(152,015)	(141,232)	(618,778)	(245,580)
Revenue, excluding fuel surcharge	1,242,625	1,218,188	4,725,288	2,179,873

Total operating expenses	1,187,863	1,215,649	4,775,023	2,224,823
Adjusted for:
Fuel surcharge	(152,015)	(141,232)	(618,778)	(245,580)
Impairments (3)	(2,798)	(98)	(2,798)	(16,844)
Accruals for class action lawsuits (4)	(1,000)	(1,900)	(1,000)	(1,900)
Amortization of intangibles (5)	(10,693)	(10,343)	(42,584)	(12,872)
Other merger-related operating expenses (6)	—	—	—	(6,596)
Merger-related costs (7)	—	—	—	(16,516)
Severance expense (8)	(390)	—	(1,958)	—
Adjusted Operating Expenses	1,020,967	1,062,076	4,107,905	1,924,515
Adjusted Operating Income	$221,658	$156,112	$617,383	$255,358
Adjusted Operating Ratio	82.2%	87.2%	86.9%	88.3%

11

____________

(1)	Pursuant to the requirements of Regulation G, this table reconciles consolidated GAAP operating ratio to consolidated non-GAAP Adjusted Operating Ratio.

(2)	For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited).

(3)
During the fourth quarter of 2018, the Company incurred impairment charges related to the Company airplane of $2.2 million and incurred impairment charges related to replaced software systems of $0.6 million. During 2017, impairments related to the termination of Swift's implementation of a new ERP system. Additionally, during the fourth quarter of 2017, management reassessed the fair value of certain tractors within the Company's leasing subsidiary, Interstate Equipment Leasing, LLC, determining that there was an impairment loss.

(4)	During the fourth quarters of 2018 and 2017, we incurred expenses related to certain class action action lawsuits involving employment-related claims.

(5)
"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the 2017 Merger, Abilene Acquisition, and historical Knight acquisitions. Certain data necessary to complete the purchase price allocation for the Abilene Acquisition is open for adjustments during the measurement period, and includes, but is not limited to, finalization of certain contingent liabilities and the calculation of deferred taxes based upon the underlying tax basis of assets acquired and liabilities assumed and assessment of other tax-related items. We believe the estimates used are reasonable but are subject to change as additional information becomes available.

(6)
"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses, and other operating expenses. These expenses were recorded in the "Salaries, wages, and benefits," "Purchased transportation," and "Miscellaneous operating expenses" line items in the condensed consolidated income statements.

(7)	During the second and third quarters of 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

(8)	Severance expenses were incurred during the third and fourth quarters of 2018 in relation to certain organizational changes at Swift.

12

Non-GAAP Reconciliation (Unaudited):
Adjusted Net Income Attributable to Knight-Swift and Adjusted EPS (1) (2)

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
	(Dollars In thousands)
GAAP: Net income attributable to Knight-Swift	$151,696	$447,564	$419,264	$484,292
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	50,573	(309,502)	131,389	(291,716)
Income before income taxes attributable to Knight-Swift	202,269	138,062	550,653	192,576
Impairments (3)	2,798	98	2,798	16,844
Accrual for class action lawsuits (4)	1,000	1,900	1,000	1,900
Amortization of intangibles (5)	10,693	10,343	42,584	12,872
Other merger-related operating expenses (6)	—	—	—	6,596
Merger-related costs (7)	—	—	—	16,516
Severance expense (8)	390	—	1,958	—
Adjusted income before income taxes	217,150	150,403	598,993	247,304
Provision for income tax expense at effective rate (9)	(54,294)	(56,401)	(142,923)	(92,739)
Non-GAAP: Adjusted Net Income Attributable to Knight-Swift	$162,856	$94,002	$456,070	$154,565
Note: Because the numbers reflected in the table below are calculated on a per share basis, they may not foot due to rounding.

	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP: Earnings per diluted share	$0.86	$2.50	$2.36	$4.34
Adjusted for:
Income tax expense (benefit) attributable to Knight-Swift	0.29	(1.73)	0.74	(2.61)
Income before income taxes attributable to Knight-Swift	1.15	0.77	3.09	1.72
Impairments (3)	0.02	—	0.02	0.15
Accrued legal settlements (4)	0.01	0.01	0.01	0.02
Amortization of intangibles (5)	0.06	0.06	0.24	0.12
Other merger-related operating expenses (6)	—	—	—	0.06
Merger-related costs (7)	—	—	—	0.15
Severance expense (8)	—	—	0.01	—
Adjusted income before income taxes	1.24	0.84	3.37	2.21
Provision for income tax expense at effective rate (9)	(0.31)	(0.31)	(0.80)	(0.83)
Non-GAAP: Adjusted EPS	$0.93	$0.52	$2.56	$1.38
____________

(1)
Pursuant to the requirements of Regulation G, these tables reconcile consolidated GAAP net income attributable to Knight-Swift to non-GAAP consolidated Adjusted net income attributable to Knight-Swift and consolidated GAAP diluted earnings per share to non-GAAP consolidated Adjusted EPS.

(2)	For information regarding comparability of the reported results due to mergers and acquisitions, refer to footnote (1) of the Condensed Consolidated Income Statements (Unaudited).

(3)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (3).

(4)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (4).

(5)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (5).

(6)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (6).

(7)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (7).

(8)	Refer to Non-GAAP Reconciliation (Unaudited): Adjusted Operating Income and Adjusted Operating Ratio – footnote (8).

(9)
For 2017, a normalized effective tax rate of 37.5% was utilized to calculate "Provision for income tax expense at effective rate," as the actual effective tax rate for the year includes a significant income tax benefit representing management's estimate of the net impact of the Tax Cuts and Jobs Act passed during the fourth quarter of 2017.

13

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio

Knight Trucking Segment (1) (3)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$298,437	$245,164	$1,144,125	$906,484
Total operating expenses	(243,253)	(207,469)	(935,026)	(814,186)
Operating income	$55,184	$37,695	$209,099	$92,298
Operating ratio	81.5%	84.6%	81.7%	89.8%
Non-GAAP Presentation
Total revenue	$298,437	$245,164	$1,144,125	$906,484
Fuel surcharge	(37,574)	(29,713)	(149,708)	(108,649)
Intersegment transactions	(83)	(17)	(242)	(129)
Revenue, excluding fuel surcharge and intersegment transactions	260,780	215,434	994,175	797,706

Total operating expenses	243,253	207,469	935,026	814,186
Adjusted for:
Fuel surcharge	(37,574)	(29,713)	(149,708)	(108,649)
Intersegment transactions	(83)	(17)	(242)	(129)
Impairments (4)	(1,640)	—	(1,640)	—
Accruals for class action lawsuits (5)	—	(1,900)	—	(1,900)
Amortization of intangibles (6)	(349)	—	(1,209)	—
Other merger-related operating expenses (7)	—	—	—	(6,596)
Merger-related costs (8)	—	—	—	(16,516)
Adjusted Operating Expenses	203,607	175,839	782,227	680,396
Adjusted Operating Income	$57,173	$39,595	$211,948	$117,310
Adjusted Operating Ratio	78.1%	81.6%	78.7%	85.3%

Swift Truckload Segment (1) (2)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$429,306	$493,213	$1,680,882	$609,112
Total operating expenses	(338,492)	(426,256)	(1,455,446)	(534,188)
Operating income	$90,814	$66,957	$225,436	$74,924
Operating ratio	78.8%	86.4%	86.6%	87.7%
Non-GAAP Presentation
Total revenue	$429,306	$493,213	$1,680,882	$609,112
Fuel surcharge	(51,890)	(58,525)	(221,601)	(72,264)
Revenue, excluding fuel surcharge	377,416	434,688	1,459,281	536,848

Total operating expenses	338,492	426,256	1,455,446	534,188
Adjusted for:
Fuel surcharge	(51,890)	(58,525)	(221,601)	(72,264)
Adjusted Operating Expenses	286,602	367,731	1,233,845	461,924
Adjusted Operating Income	$90,814	$66,957	$225,436	$74,924
Adjusted Operating Ratio	75.9%	84.6%	84.6%	86.0%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

(3)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(4)
During the fourth quarter of 2018, the Company incurred impairment charges related to the Company airplane of $2.2 million. This impairment was allocated between the Knight Trucking and Knight Logistics segments based on each segment’s use of the asset.

(5)	During the fourth quarter of 2017, we incurred expenses related to certain class action action lawsuits involving employment-related claims.

(6)	"Amortization of intangibles" reflects the non-cash amortization expense relating to intangible assets identified in the Abilene Acquisition and other historical Knight acquisitions.

(7)	"Other merger-related operating expenses" represent one-time expenses associated with the 2017 Merger, including acceleration of stock compensation expense, bonuses, and other operating expenses.

(8)	During the year-ended 2017, Knight incurred certain merger-related expenses associated with the 2017 Merger, consisting of legal and professional fees.

14

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued

Swift Dedicated Segment (1) (2)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$169,591	$161,508	$646,057	$200,628
Total operating expenses	(145,351)	(142,047)	(564,115)	(178,218)
Operating income	$24,240	$19,461	$81,942	$22,410
Operating ratio	85.7%	88.0%	87.3%	88.8%
Non-GAAP Presentation
Total revenue	$169,591	$161,508	$646,057	$200,628
Fuel surcharge	(19,675)	(16,866)	(74,472)	(20,781)
Revenue, excluding fuel surcharge	149,916	144,642	571,585	179,847

Total operating expenses	145,351	142,047	564,115	178,218
Adjusted for:
Fuel surcharge	(19,675)	(16,866)	(74,472)	(20,781)
Adjusted Operating Expenses	125,676	125,181	489,643	157,437
Adjusted Operating Income	$24,240	$19,461	$81,942	$22,410
Adjusted Operating Ratio	83.8%	86.5%	85.7%	87.5%

Swift Refrigerated Segment (1) (2)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$202,746	$206,596	$819,190	$254,102
Total operating expenses	(189,666)	(193,397)	(784,849)	(240,476)
Operating income	$13,080	$13,199	$34,341	$13,626
Operating ratio	93.5%	93.6%	95.8%	94.6%
Non-GAAP Presentation
Total revenue	$202,746	$206,596	$819,190	$254,102
Fuel surcharge	(20,916)	(20,001)	(88,617)	(24,276)
Revenue, excluding fuel surcharge	181,830	186,595	730,573	229,826

Total operating expenses	189,666	193,397	784,849	240,476
Adjusted for:
Fuel surcharge	(20,916)	(20,001)	(88,617)	(24,276)
Adjusted Operating Expenses	168,750	173,396	696,232	216,200
Adjusted Operating Income	$13,080	$13,199	$34,341	$13,626
Adjusted Operating Ratio	92.8%	92.9%	95.3%	94.1%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

15

Non-GAAP Reconciliation (Unaudited):
Segment Adjusted Operating Income and Adjusted Operating Ratio — Continued

Knight Logistics Segment (1) (3)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$98,943	$67,196	$334,108	$234,155
Total operating expenses	(90,532)	(63,273)	(309,191)	(221,555)
Operating income	$8,411	$3,923	$24,917	$12,600
Operating ratio	91.5%	94.2%	92.5%	94.6%
Non-GAAP Presentation
Total revenue	$98,943	$67,196	$334,108	$234,155
Intersegment transactions	(1,741)	(1,297)	(6,554)	(6,203)
Revenue, excluding intersegment transactions	97,202	65,899	327,554	227,952

Total operating expenses	90,532	63,273	309,191	221,555
Adjusted for:
Intersegment transactions	(1,741)	(1,297)	(6,554)	(6,203)
Impairments (4)	(610)	—	(610)	—
Adjusted Operating Expenses	88,181	61,976	302,027	215,352
Adjusted Operating Income	$9,021	$3,923	$25,527	$12,600
Adjusted Operating Ratio	90.7%	94.0%	92.2%	94.5%

Swift Intermodal Segment (1) (2)	Quarter Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
GAAP Presentation	(Dollars in thousands)
Total revenue	$130,324	$106,395	$470,165	$130,441
Total operating expenses	(117,652)	(101,814)	(440,038)	(124,464)
Operating income	$12,672	$4,581	$30,127	$5,977
Operating Ratio	90.3%	95.7%	93.6%	95.4%
Non-GAAP Presentation
Total revenue	$130,324	$106,395	$470,165	$130,441
Fuel surcharge	(18,813)	(14,534)	(71,656)	(17,576)
Revenue, excluding fuel surcharge	111,511	91,861	398,509	112,865

Total operating expenses	117,652	101,814	440,038	124,464
Adjusted for:
Fuel surcharge	(18,813)	(14,534)	(71,656)	(17,576)
Adjusted Operating Expenses	98,839	87,280	368,382	106,888
Adjusted Operating Income	$12,672	$4,581	$30,127	$5,977
Adjusted Operating Ratio	88.6%	95.0%	92.4%	94.7%
____________

(1)	Pursuant to the requirements of Regulation G, these tables reconcile segment GAAP operating ratio to segment non-GAAP Adjusted Operating Ratio.

(2)
The reported results do not include the results of operations of Swift and its subsidiaries on and prior to the merger with Knight on September 8, 2017 in accordance with the accounting treatment applicable to the transaction.

(3)
The reported results do not include the results of operations of Abilene and its subsidiaries on and prior to its acquisition by Knight on March 16, 2018 in accordance with the accounting treatment applicable to the transaction.

(4)
During the fourth quarter of 2018, the Company incurred impairment charges related to the Company airplane of $2.2 million. This impairment was allocated between the Knight Trucking and Knight Logistics segments based on each segment’s use of the asset.

16